                                                                    Exhibit 99.1


                      IASG Announces Third Quarter Results

ALBANY, New York, (November 13, 2003) -- Integrated Alarm Services Group, Inc. (Nasdaq: IASG), today reported financial results and accomplishments for the third quarter ended September 30, 2003.

In announcing the results, Timothy M. McGinn Chairman and CEO said, "We are pleased with both the financial and operational accomplishments in the quarter. The IPO was a major milestone for our Company. New alarm contract acquisitions are proceeding well. Since the end of the second quarter we have acquired approximately 12,000 alarm contracts for our portfolio and we have the equivalent of another 75,000 contracts under letters of intent. We continue to believe that we will be able to achieve the 2003 plan outlined in the Company's prospectus."

Total revenue for the third quarter ended September 30, 2003 was $9.7 million compared to $5.8 million for the third quarter of 2002. For the nine-month period total revenue was $28.2 million compared to $16.8 million in 2002.

Net loss for the quarter was $4.4 million or $0.25 per share, compared to a loss of $0.7 million or $1.18 per share for the same period in 2002. The nine month net loss was $20.5 million or $3.02 per share, compared to $3.1 million or $5.68 per share for the same period last year. Included in the third quarter results were a charge of $1.6 million of debt issuance costs associated with the prepayment of $95 million of debt; as well as a $1.3 million reversal of customer contract amortization expenses resulting from the final purchase price allocation associated with the IASI acquisition; and $0.3 million of accounting costs for the initial public offering. Financial period to period per share comparisons vary significantly primarily as a result of the recent IPO and the weighted average shares outstanding methodology.

General and administrative expenses were $2.7 million for the third quarter ended September 30, 2003, compared to $0.8 million for the same period during 2002. General and administrative expenses were $10.8 million for the nine-month period ended September 30, 2003 and $1.5 million for the same period ended September 30, 2002.

Primarily as a result of the IPO, the weighted average shares outstanding for the quarter ended September 30, 2003, increased to 17.3 million shares compared to 0.6 million shares for the same period in 2002. Nine month weighted average shares outstanding increased to 6.8 million shares compared to 0.6 million shares in 2002. As of September 30, 2003 there were 24,573,640 shares issued and outstanding.

Net cash used in operating activities for the quarter ended September 30, 2003 was $3.2 million, including $4.2 million for interest expense. This compares to $1.1 million of cash provided during the third quarter of 2002 with interest expense of $1.1 million. For the nine month period, net cash used in operating activities was $7.4 million, including interest expense of $12.1 million, compared to $1.9 million of cash provided during the same period of 2002 with interest expense of $3.6 million.

Third quarter accomplishments and subsequent events:

o On July 29, 2003, IASG successfully completed its initial public offering. Net proceeds of $196 million were received upon the sale of 23 million shares at a price per share of $9.25.

o Since going public, IASG has retired approximately $95 million in debt, which had a weighted average interest rate of 11.1%.

o From the date of the IPO through October 31, 2003, the Company has purchased approximately 12,000 contracts with total recurring monthly revenue ("RMR") of approximately $396,000. The Company has entered into letters of intent to acquire contracts and business with total RMR of approximately $2,245,000. These purchases are subject to the completion of due diligence and the negotiation of the specific terms of the acquisitions. For the same period, the Company has made new loans to dealers totaling approximately $2.9 million collateralized by approximately 5,800 contracts with a total RMR of approximately $147,000.

See the attached financial highlights for the third quarter 2003 and nine months ended September 30, 2003. For more information about IASG please visit our Web site at http://www.iasg.us.

About IASG

Integrated Alarm Services Group provides total integrated solutions to independent security alarm dealers located throughout the United States to assist them in serving the residential and commercial security alarm market. IASG's services include alarm contract financing including the purchase of dealer alarm contracts for its own portfolio and providing loans to dealers collateralized by alarm contracts. IASG, with 5,000 independent dealer relationships, is also the largest wholesale provider of alarm contract monitoring.

This press release may contain statements, which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of IASG's future results of operations, financial position or state other forward-looking information. In some cases you can identify these statements by forward looking words such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "should", "will" and "would" or similar words. You should not rely on forward-looking statements because IASG's actual results may differ materially from those indicated by these forward looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operations; the impact of competition and technological change; existing and future regulations effecting our business, and other risks and uncertainties discussed under the heading "Risks Related to our Business" in IASG's final prospectus dated July 23, 2003 as filed with the Securities and Exchange Commission on July 25, 2003, and the reports IASG files from time to time with the Securities and Exchange Commission. IASG does not intend to and undertakes no duty to update the information contained in this press release.


Contact:
Joseph L. Reinhart
Investor Relations
Integrated Alarm Services Group, Inc.
518-426-1515

             Integrated Alarm Services Group. Inc. And Subsidiaries (Successor to KC Acquisition Corporation and Subsidiaries)


                            STATEMENTS OF OPERATIONS

      Combined For the Three and Nine Months Ended September 30, 2002 and Consolidated For the Three and Nine Months Ended September 30, 2003
                                  (Unaudited)

                                                  Three months ended              Nine months ended
                                             ----------------------------    ----------------------------
                                               September       September       September       September
                                                 2002            2003            2002            2003
                                             ------------    ------------    ------------    ------------
Revenue:
   Monitoring fees                           $  4,468,953    $  5,930,091    $ 14,334,341    $ 17,872,642
   Customer accounts                                 --         3,679,942            --         9,747,077
   Billing fees                                   169,796          45,264         471,862          87,761
   Related party monitoring fees                  500,704            --         1,060,378         282,250
   Related party placement fees                   649,595            --           911,688          90,437
   Service and subcontractor fees                    --            77,046            --           168,501
                                             ------------    ------------    ------------    ------------
     Total revenue                              5,789,048       9,732,343      16,778,269      28,248,668
Cost of revenue (excluding depreciation
and amortization)                               3,445,250       4,247,531      11,174,017      12,001,091
                                             ------------    ------------    ------------    ------------
                                                2,343,798       5,484,812       5,604,252      16,247,577
                                             ------------    ------------    ------------    ------------
Operating expenses:
   Selling and marketing                          165,300         229,037         503,277         684,531
   Depreciation and amortization                1,283,965       2,189,001       3,952,163       8,609,426
   General and administrative                     830,614       2,673,240       1,526,001      10,795,519
                                             ------------    ------------    ------------    ------------
     Total operating expenses                   2,279,879       5,091,278       5,981,441      20,089,476
                                             ------------    ------------    ------------    ------------
Income (loss) from operations                      63,919         393,534        (377,189)     (3,841,899)
   Other income (loss)                            113,195         468,245       1,035,470         205,495
   Amortization of debt issuance costs            330,696       1,985,380         760,856       2,892,793
   Related party interest expense                 329,859         462,381         891,276         914,229
   Interest expense                               753,039       3,424,199       2,704,576      10,820,616
   Interest income                                   --           608,664            --         1,113,585
                                             ------------    ------------    ------------    ------------
Loss before provision for income taxes         (1,236,480)     (4,401,517)     (3,698,427)    (17,150,457)
   Benefit (provision) for income taxes           583,481          35,828         550,706      (3,331,345)
                                             ------------    ------------    ------------    ------------
Net loss                                     $   (652,999)   $ (4,365,689)   $ (3,147,721)   $(20,481,802)
                                             ============    ============    ============    ============
Net loss per share                           $      (1.18)   $      (0.25)   $      (5.68)   $      (3.02)
                                             ============    ============    ============    ============
Weighted average number of common
   shares outstanding                             553,808      17,269,123         553,808       6,774,349
                                             ============    ============    ============    ============
Pro forma income tax to give effect to the
conversion from S to C Corporation status:
Loss before provision for income taxes       $ (1,236,480)   $ (4,401,517)   $ (3,698,427)   $(17,150,457)
   Benefit (provision) for income taxes           840,684    $     35,828       1,820,484         285,143
                                             ------------    ------------    ------------    ------------
Net loss                                     $   (395,796)   $ (4,365,689)   $ (1,877,943)   $(16,865,314)
                                             ============    ============    ============    ============
Net loss per share                           $      (0.71)   $      (0.25)   $      (3.39)   $      (2.49)
                                             ============    ============    ============    ============

             Integrated Alarm Services Group. Inc. And Subsidiaries (Successor to KC Acquisition Corporation and Subsidiaries)


                                 Balance Sheets

      Combined as of December 31, 2002 and Consolidated as of (Unaudited)
                               September 30, 2003

                                                           December 31,    September 30,
                                                               2002            2003
                                                          -------------    -------------
          Assets                                                            (Unaudited)
Current assets
     Cash and cash equivalents                            $     442,082    $  36,159,725
     Short-term investments                                   3,000,000       66,906,572
     Current portion of notes receivable                           --            602,137
     Accounts receivable, net                                 1,499,762        2,614,032
     Prepaid expenses                                            72,648        1,179,803
     Due from related party                                     346,608          171,167
                                                          -------------    -------------
        Total current assets                                  5,361,100      107,633,436

Property and equipment, net                                   2,708,161        2,454,052
Notes receivable net of current portion                            --          2,126,124
Dealer relationships, net                                    27,560,912       24,225,441
Customer contracts, net                                            --         34,084,836
Goodwill, net                                                 7,218,743       59,425,759
Debt issuance costs, net                                      1,047,221        1,940,657
Restricted cash and cash equivalents                          1,163,229        1,129,914
Other assets                                                    568,431          575,391
                                                          -------------    -------------
        Total assets                                      $  45,627,797    $ 233,595,610
                                                          =============    =============
        Liabilities and Stockholders' (Deficit) Equity
Current liabilities:
   Current portion of long-term debt, related             $   1,738,724    $        --
   Current portion of long-term debt                          3,059,879        9,681,000
   Current portion of capital lease obligations                 146,316          153,541
   Accounts payable and accrued expenses                      4,680,313        3,812,522
   Current portion of deferred revenue                        3,812,626        5,642,876
   Other liabilities                                               --            407,211
                                                          -------------    -------------
        Total current liabilities                            13,437,858       19,697,150

Long-term debt, net of current portion, related              10,696,537             --
Long-term debt, net of current portion                       29,566,223       57,634,841
Capital lease obligations, net of current portion               361,542          243,937
Deferred revenue, net of current portion                           --            344,149
Deferred income taxes                                         2,458,738          723,200
Other liabilities                                               384,480          384,571
Due to related party                                            285,300          169,155
                                                          -------------    -------------
        Total liabilities                                    57,190,678       79,197,002
                                                          -------------    -------------
Commitments and Contingencies
Stockholders' (deficit) equity:
Common stock                                                        709           24,574
Common stock subscribed                                            --            315,342
Paid-in capital                                               5,554,289      204,559,813
Accumulated deficit                                         (17,117,879)     (50,501,121)
                                                          -------------    -------------
Total stockholders' (deficit) equity                        (11,562,881)     154,398,608
                                                          -------------    -------------
Total liabilities and stockholders' (deficit) equity      $  45,627,797    $ 233,595,610
                                                          =============    =============